                           SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[_]  Preliminary Information Statement     [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                       CYPRESS FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------


     (5) Total fee paid:

     --------------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     --------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------


     (3) Filing Party:

     --------------------------------------------------------------------------


     (4) Date Filed:

     --------------------------------------------------------------------------

Notes:

                       CYPRESS FINANCIAL SERVICES, INC.
                         5400 Orange Avenue, Suite 200
                           Cypress, California 90630


To Our Stockholders:

     On December 22, 1999, the holders of a majority of the outstanding voting securities (the "Consenting Stockholders") of CYPRESS FINANCIAL SERVICES, INC. ("CYPRESS" or the "Company") executed written consents approving the following action by the Company:

          Election of five (5) Directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

The Board of Directors had previously approved the above action and fixed the close of business on November 30, 1999 as the record date for the determination of stockholders entitled to vote with respect to the above action. The Consenting Stockholders, whose shares represent approximately 66% of the Company's outstanding voting securities entitled to vote, have consented to the above action. Therefore, no annual meeting of stockholders will be held. Management is not soliciting proxies in connection with this Information Statement and stockholders are requested not to send proxies to the Company. A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999, which includes audited financial statements of the Company, will be mailed with this Information Statement to all stockholders of record as of the record date.

     Your attention is directed to the enclosed Information Statement.

                         By Order of the Board of Directors


                         /s/ Farrest Hayden
                         --------------------------
                         Farrest Hayden
                         Chairman of the Board



Cypress, California
January 28, 2000

                       CYPRESS FINANCIAL SERVICES, INC.
                         5400 Orange Avenue, Suite 200
                           Cypress, California 90630
                 ____________________________________________

                             INFORMATION STATEMENT
                 ____________________________________________


INTRODUCTION

     This Information Statement is furnished by the Board of Directors of CYPRESS FINANCIAL SERVICES, INC. (the "Company") in connection with the election of Directors. This Information Statement and enclosed materials are first being sent on or before the close of business on January 28, 2000, to stockholders of record as of November 30, 1999 (the "Record Date"). On December 22, 1999, the holders of a majority of the outstanding voting securities of the Company on the Record Date (the "Consenting Stockholders") executed written consents approving the above action. The Company will cause the election of Directors to become effective 20 days after this Information Statement is first sent to the stockholders.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The information included herein should be reviewed in conjunction with the financial statements, notes to financial statements, auditor's report and other information included in the Company's 1999 Annual Report on Form 10-KSB that is being mailed with this Information Statement to all stockholders of record as of the Record Date.

Outstanding Securities and Voting Rights

     As of the Record Date, there were issued and outstanding 6,526,911 shares of the Company's Common Stock, $.001 par value (the "Common Stock") and 345,000 shares of the Company's Preferred Stock, $.001 par value (the "Preferred Stock") (collectively the "Voting Securities"), for the purpose of determining stockholders entitled to receive this Information Statement. The Consenting Stockholders held approximately 4,276,457 shares of Common Stock and 238,148 shares of Preferred Stock or approximately 66% of the Company's issued and outstanding Voting Securities.

     Each holder of Voting Securities would normally be entitled to one vote in person or by proxy for each share of Voting Securities in his or her name on the books of the Company, as of the Record Date, on any matter submitted to the vote of the stockholders. However, under Nevada law, any action which may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. The election of Directors requires the affirmative vote or written consent of a majority of the Company's outstanding Voting Securities. On December 22, 1999, the Consenting Stockholders, who hold approximately 66% of the Company's outstanding Voting Securities, consented to the election of Directors as set forth herein. Therefore, the Company is not soliciting proxies and will not hold a meeting on this matter.

                             ELECTION OF DIRECTORS


Information Concerning Nominees

     The Bylaws of the Company authorize the Board of Directors to fix the number of Directors up to a maximum of nine (9). On December 22, 1999, the Board of Directors fixed the number of Directors at five (5) and nominated the persons listed below for election to the Board. Four (4) of the five (5) nominees were incumbent Directors and one (1) nominee was selected by the Board to replace a Director who resigned on December 22, 1999. Each Director will be elected to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified.

     Each of the nominees has consented to be named in this Information Statement and has consented to serve as a Director. However, should any nominee named herein for the office of Director become unable or unwilling to accept nomination or election, the Board of Directors may recommend and nominate another person in the place and stead of such person. The Board of Directors has no reason to believe that any substitute nominee will be required.

     Farrest Hayden, 54, founded the Company as the Chief Executive Officer and Chairman of the Board in 1995 and currently serves as Chairman of the Board. Mr. Hayden is the founder of Medical Control Services, Inc. ("MCSI"), the Company's predecessor, which was founded in 1977. He served as President of the Company until December 22, 1999.

     Otto J. Lacayo, 64, joined the Company as the Chief Financial Officer, Secretary and Director in 1995 and currently serves as a Director. Mr. Lacayo is a co-founder of MCSI, the Company's predecessor. He served as Executive Vice President of the Company until December 22, 1999.

     Graham E. Gill, 69, was elected to serve as a Director in 1995. He has been the President of The Belgravia Fund (London) Ltd., a London-based mutual fund, since 1990. He has also served as President of Euro-American Productions, Ltd. since 1989.

     Diane W. Dales, 43, was elected to serve as a Director in 1998. She has served as Assistant Vice President at Pacific Life Insurance Company since January 1988 and is currently Director, Private Placements, at Pacific Life. She is responsible for the origination and monitoring of private placement securities and credit analysis of investment grade public securities.

     John C. Hindman, 28, joined the Company on September 4, 1998 as Chief Financial Officer. On December 22, 1999, the Board of Directors appointed Mr. Hindman interim Chief Executive Officer and elected him as a Director. He will also continue to serve as Chief Financial Officer. Mr. Hindman served as Vice President of Finance for West Capital Financial Services from June 1996 until September 1998. From September 1993 to June 1996, he was employed by Arthur Andersen LLP in public accounting.

     Effective December 22, 1999, Mr. Hayden and Mr. Lacayo relinquished their office and daily operational responsibilities with the Company, although each will continue serving as a Director, with Mr. Hayden as Chairman of the Board.

Additional Executive Officers and Key Employees

     Daniel R. Eder, 43, became Chief Operating Officer of the Company in July 1998. He has served as the General Manager of MCSI, the Company's predecessor, since 1987.

Board of Directors and Committees

     The Board of Directors meets during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors met six (6) times and acted by unanimous written consent four (4) times during the 1999 fiscal year. During that period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

     The Board of Directors has established audit, executive, stock option and nominating and compensation committees to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees, their members and the number of meetings held during the 1999 fiscal year are described below:

     Audit Committee. The Audit Committee was established to recommend to the Board of Directors the appointment of the firm selected to be the independent public accountants for the Company and to monitor the performance of such firm; to review and approve the scope of the annual audit and quarterly reviews and evaluate with the independent public accountants the Company's annual audit and annual financial statements; to review with management the status of internal accounting controls; to evaluate any problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and to evaluate all public financial reporting documents of the Company. Mr. Gill and Ms. Dales are presently the members of the Audit Committee. The Audit Committee met on January 11, 2000 with Arthur Andersen LLP, the Company's accountants, in connection with their audit for the fiscal year ended September 30, 1999, and found no material deficiencies.

     Executive Committee. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except that for which the Board of Directors has specifically reserved authority to itself and except for those matters specifically reserved to the full Board of Directors by law. Mr. Hayden, Mr. Hindman and Ms. Dales are members of the Executive Committee. Manuel Occiano was a member of the Executive Committee until December 22, 1999 when he resigned from his position as a Director. The Executive Committee met twice during the fiscal year.

     Stock Option Committee. The Stock Option Committee develops and administers incentive plans, including the Company's 1995 Stock Option Plan. Mr. Hindman and Ms. Dales are members of the Stock Option Committee, which held one meeting during the fiscal year.

     Nominating and Compensation Committee. The Nominating and Compensation Committee was established to recommend and nominate qualified persons to serve as independent Directors of the Company and to determine the compensation of executive officers and key employees of the Company. Mr. Gill and Ms. Dales are presently the members of the Committee. The Committee has not adopted procedures for the consideration of nominees recommended by security holders. The Committee met three times during the fiscal year to recommend the election of three Directors.

     The Company compensates independent Directors at the rate of $4,000 per year for service on the Board of Directors, plus $500 per Board meeting. The Board agreed to consider adopting an appropriate stock option formula for independent Directors at a future meeting. The Company did not grant any stock options to any of the Company's independent Directors during the fiscal year.

The Consenting Stockholders

     Stockholders of the Company, including four of the five Directors of the Company, representing voting rights equal to approximately 66% of the shares entitled to vote on Company matters, have delivered written consents to the election of the above nominees as Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified as set forth in this Information Statement.

     The names of such stockholders (the "Consenting Stockholders") and the number of shares of Common Stock and Preferred Stock such persons are entitled to vote on matters such as those proposed in this Information Statement are as follows:

                                                    Number of Common            Percentage of
                                                Shares Entitled to Vote         Common Stock
Name                                              As of Record Date          As of Record Date
------------------------------------            -----------------------      -----------------
Pacific Life Insurance Company (1)                  2,300,000                      35.2%
Farrest Hayden                                        880,109                      13.5%
Lacayo Family Trust (2)                               672,048                      10.3%
Euro-American Production, Ltd (3)                     350,900                       5.4%
The Belgravia Fund, Ltd. (3)                           73,400                       1.1%
                                                    ---------                       ----

       Total:                                       4,276,457                      65.5%



                                                  Number of Preferred            Percentage of
                                                Shares Entitled to Vote         Preferred Stock
Name                                               As of Record Date           As of Record Date
-----                                           -----------------------        -----------------

Farrest Hayden                                          121,088                     35.1%
Otto J. Lacayo                                          117,060                     33.9%
                                                       ---------                    ----

        Total:                                          238,148                     69.0%

_________________________

(1) Ms. Diane W. Dales, a Director of the Company, is a Director, Private Placements at Pacific Life Insurance Company ("Pacific Life"). Pacific Life is holder of the stock and Ms. Dales has voting power over these shares.
(2) Mr. Otto J. Lacayo, a Director of the Company, is a Trustee for the Lacayo Family Trust, the holder of the stock.
(3) Mr. Graham E. Gill, a Director of the Company, is the President of the Belgravia Fund, Ltd. and Euro-American Production, Ltd., the holders of the stock, and has voting power over these shares

     These shares represent approximately 66% of the outstanding Voting Securities of the Company. Therefore, the proposals have been approved by written consent of the Consenting Stockholders and will take effect 20 days after the Information Statement is sent to stockholders.

                            EXECUTIVE COMPENSATION


Summary Compensation Table

    The following table sets forth the annual and long-term cash and non-cash compensation paid by the Company for services rendered in all capacities during the fiscal years ended September 30, 1999, 1998 and 1997 to those persons who were, as of September 30, 1999, Chief Executive Officer and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1999 (the "Named Executive Officers"):

                                                                        Long-Term Compensation
-----------------------------------------------------------------------------------------------------------------

                                     Annual Compensation
                                                                          Awards             Payout
---------------------------------------------------------------------------------------------------------------------
                                                                  Restricted                             All Other
Name and Principal   Fiscal                                          Stock      Options/      LTIP        Compen-
Position              Year    Salary($)   Bonus ($)    Other($)   Award(s)($)   SARs(#)    Payout($)    sation($)(1)
---------------------------------------------------------------------------------------------------------------------
 Farrest Hayden,        1999    169,000         -0-         -0-          -0-         -0-         -0-          -0-
 Chairman of the        1998    221,000         -0-         -0-          -0-         -0-         -0-          -0-
 Board and              1997    221,000         -0-         -0-          -0-         -0-         -0-          -0-
 President
---------------------------------------------------------------------------------------------------------------------
 Manuel Occiano, (2)    1999    180,000         -0-         -0-          -0-         -0-         -0-          -0-
 Chief Executive        1998      7,500         -0-         -0-          -0-     300,000         -0-          -0-
 Officer                1997          0         -0-         -0-          -0-         -0-         -0-          -0-
 ---------------------------------------------------------------------------------------------------------------------
 John C. Hindman, (3)   1999    125,000         -0-         -0-          -0-         -0-         -0-          -0-
 Chief Financial        1998      8,996         -0-         -0-          -0-     100,000         -0-          -0-
 Officer                1997          0         -0-         -0-          -0-         -0-         -0-          -0-
---------------------------------------------------------------------------------------------------------------------
 Daniel R. Eder,        1999    115,000         -0-         -0-          -0-         -0-         -0-          -0-
 Chief Operating        1998    127,023         -0-         -0-          -0-      50,000         -0-          -0-
 Officer                1997    126,929         -0-         -0-          -0-         -0-         -0-          -0-
-----------------------------------------------------------------------------------------------------------------

(1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the Named Executive Officers, including premiums for health insurance and other personal benefits provided to such individuals in connection with their employment. The value of such benefits cannot be precisely determined; however, the Named Executive Officers did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.
(2) Mr. Occiano began his employment with the Company on September 16, 1998 under a three-year contract. He resigned his positions as Director and Chief Executive Officer on December 22, 1999. See "Employment Agreements" below.
(3) Mr. Hindman began his employment with the Company on September 1, 1998 under a three-year contract. On December 22, 1999, he was appointed as interim Chief Executive Officer and elected as a Director. See "Employment Agreements" below.

Employment Agreements

     Mr. Manuel Occiano served as Chief Executive Officer and a Director of the Company from September 16, 1998 until December 22, 1999 when he resigned his positions. His employment as Chief Executive Officer was subject to a three-year employment agreement. He received a base salary of $180,000 per year. His base salary was subject to an increase of up to 20% each year if he met certain performance criteria as mutually agreed to with the Compensation Committee of the Board of Directors. He was eligible to participate in the management bonus pool to be established by the Board of Directors and was entitled, during 1999 only, to quarterly advances of $22,500 to be credited against the management bonus when earned. Mr. Occiano was granted options to purchase 300,000 shares of the Company's Common Stock at an exercise price of $1.3125 per share. 160,000 of the options are currently vested and the remaining options will vest at the rate of 20,000 per quarter until September 2001. As of the date of this Information Statement, the terms of a Separation and Release Agreement for Mr. Occiano were being negotiated.

     Mr. John C. Hindman serves as Chief Financial Officer under a three-year agreement expiring August 31, 2001. On December 22, 1999, the Board of Directors appointed him to serve as interim Chief Executive Officer as well as continuing as Chief Financial Officer. Mr. Hindman receives a base salary of $125,000 per year. He is eligible to participate in the management bonus pool to be established by the Board of Directors. Mr. Hindman was granted an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $1.3125 per share. 47,500 of the options are currently vested and the remaining options will vest at the rate of 7,500 per quarter until September 2001.

Stock Option Grants

    No options were granted during the fiscal year ended September 30, 1999.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners and Management

     The following tables set forth information, as of November 30, 1999, concerning shares of the Company's Voting Securities beneficially owned by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Voting Securities, (ii) each Director of the Company, (iii) each of the Named Executive Officers, and (iv) all officers and Directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him.

                          Name and Address               Amount and Nature of    Percent
Title of Class          of Beneficial Owner            Beneficial Ownership(1)   of Class
--------------   -----------------------------------   -----------------------  ---------
Common Stock     Pacific Life Insurance Company (2)           2,300,000         35.2%
                 700 Newport Center Drive
                 Newport Beach, CA 92660

Common Stock     Farrest Hayden (3)                             880,109         13.5%
Preferred Stock  5400 Orange Ave., Suite 200                    121,088         35.1%
                 Cypress, CA 92026

Common Stock     Lacayo Family Trust (4)                        672,048         10.3%
Preferred Stock  5400 Orange Ave., Suite 200                    117,060         33.9%
                 Cypress, CA 92026

Common Stock     Euro-American Productions, Ltd. (5)            350,900          5.4%
                 The Belgravia Fund, Ltd (5)                     73,400          1.1%

Common Stock     Manuel Occiano (6)                              66,000          1.0%

Common Stock     John C. Hindman (7)                             33,000           *

Common Stock     Daniel Eder (8)                                  4,800           *

All Directors                                                 4,380,257         67.0%
and officers     Common Stock
as a Group       Preferred Stock                                238,148         69.0%
(7 persons)

____________________

(1) Beneficial ownership is determined in accordance with the applicable rules under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership deemed outstanding of any other person. Percentage of ownership is based on 6,526,911 shares of Common Stock and 345,000 shares of Preferred Stock.
(2) Ms. Diane W. Dales, a Director of the Company, is a Director, Private Placements at Pacific Life Insurance Company.
(3) Mr. Farrest Hayden is Chairman of the Board.
(4) Mr. Otto J. Lacayo, a Director of the Company, is a Trustee for the Lacayo Family Trust.
(5) Mr. Graham E. Gill, a Director of the Company, is the President of Euro-American Production, Ltd and the Belgravia Fund, Ltd.
(6) Mr. Manuel Occiano was a Director of the Company and Chief Executive Officer until he resigned both positions on December 22, 1999.
(7) Mr. John C. Hindman is Chief Financial Officer and was appointed by the Board of Directors on December 22, 1999 to serve as a Director as well as interim Chief Executive Officer.
(8) Mr. Eder is Chief Operating Officer.

*Represents less than 1% of the class of shares

                                 ANNUAL REPORT


         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO, IS BEING MAILED TO EACH STOCKHOLDER TOGETHER WITH THIS INFORMATION STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO THE COMPANY AT THE ADDRESS OF THE COMPANY SET FORTH ON THE COVER OF THIS INFORMATION STATEMENT.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during the fiscal year ended September 30, 1999, all filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with during the fiscal year.

                                OTHER BUSINESS

    No further business will be transacted by Written Consent to corporate action in lieu of a meeting of stockholders to which this Information Statement pertains.

                        COSTS OF INFORMATION STATEMENT

    This Information Statement has been prepared by the Company and its Board of Directors, and the Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing, and mailing the Information Statement and attached materials. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.

                                    By the order of the Board of Directors,


                                    /s/ Farrest Hayden
                                    ---------------------------
                                    Farrest Hayden
                                    Chairman of the Board

Cypress, California
January 28, 2000